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                              SCHEDULE 14A
                             (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement  [ ] Confidential, for Use of the
[X] Definitive Proxy Statement       Commission Only (as permit-
[ ] Definitive Additional Materials  ted by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Across Data Systems, Inc.
         (Name of Registrant as Specified in Its Charter)

             (Name of Person(s) Filing Proxy Statement,
                    if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(1)  Amount Previously Paid:
  (2)  Form, Schedule or Registration Statement No.:
  (3)  Filing Party:
  (4)  Date Filed:

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                                      DEF 14A
                              Notice & Proxy Statement


                            Across Data Systems, Inc.

                                 382 Main Street
                           Salem, New Hampshire 03079


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     A special meeting of shareholders of Across Data Systems, Inc. (the "Corporation") will be held at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, 26th Floor, New York, New York on Wednesday, September 25, 1996 at 9:00 a.m. local time for the following purposes:

     1. to consider and act upon a proposal to amend the Corporation's certificate of incorporation to change the Corporation's name to Level 8 Systems, Inc., and

     2. to transact such other business as may come before the meeting or any adjournment or adjournments of the meeting.

     The Board of Directors has fixed the close of business on September 10, 1996 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

     A proxy and return envelope are enclosed for your convenience.

                                    By order of the Board of Directors,

                                    Robert R. MacDonald
                                    Chairman of the Board

September 11, 1996

                             YOUR VOTE IS IMPORTANT

                 [ Please mark, sign and date the enclosed    ]
                 [ proxy card and return it promptly in the   ]
                 [ enclosed, self-addressed, stamped envelope.]

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                            Across Data Systems, Inc.

                                 382 Main Street
                           Salem, New Hampshire 03079

                                   ----------

     This proxy statement is furnished to the shareholders of Across Data Systems, Inc., a New York corporation (the "Corporation"), in connection with the solicitation of proxies by the board of directors for use at a special meeting of shareholders of the Corporation to be held on September 25, 1996 and any adjournment or adjournments of the meeting. The mailing of this proxy statement will commence on or about September 11, 1996.

     Only shareholders of record at the close of business on September 10, 1996, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, the Corporation had issued and outstanding 6,169,756 shares of common stock, par value $.01 per share (the "Common Stock"), which are the only securities of the Corporation entitled to vote at the meeting. Each share is entitled to one vote.

     Shareholders who execute proxies may revoke them by giving written notice to the secretary of the Corporation at any time before the proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy, unless the attending shareholder so notifies the secretary of the meeting in writing prior to voting the proxy.

     The board of directors does not know of any matter to be presented for consideration at the meeting, other than the amendment to the Corporation's certificate of incorporation to change the Corporation's name to Level 8 Systems, Inc. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote in accordance with their judgment.

     The Corporation will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Corporation (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and the Corporation will reimburse them for their expenses.

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     All proxies received pursuant to this solicitation will be voted, except where authority to vote is specifically withheld, and, where a choice is specified as to the proposal, they will be voted in accordance with that specification. If no instructions are given, the persons named in the proxy solicited by the board of directors of the Corporation intend to vote FOR the amendment to the Corporation's certificate of incorporation to change the Corporation's name to Level 8 Systems, Inc. A shareholder voting through a proxy who abstains with respect to any matter to come before the meeting will be considered present and entitled to vote on that matter and is, in effect, casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any such matter will not be considered present and entitled to vote on the matter.

                             PRINCIPAL SHAREHOLDERS

     The only persons known by the board of directors to be the beneficial owners of more than five percent of the outstanding shares of Common Stock, as of September 1, 1996 are indicated below:

                                 Amount and Nature
                                  of Beneficial          Percent
     Name(1)                        Ownership(2)         of Class

Liraz Systems Ltd.                  2,911,863             47.2%
5 Hatzoref Street
Holon 58856
Israel

Liraz Export (1990) Ltd.(3)           962,139             15.6%
5 Hatzoref Street
Holon 58856
Israel

- ----------

(1) Information regarding Liraz Systems Ltd. ("Liraz Systems") and Liraz Export
(1990) Ltd. ("Liraz Export" and, together with Liraz Systems, "Liraz") is as of December 31, 1995 and was determined according to two Schedule 13Gs filed with the Securities and Exchange Commission.


                                        2

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(2) Mr. Arie Kilman is the president and chief executive officer and a director of the Corporation and the chairman of the board of directors of Liraz. The Corporation has been advised that, as of December 31, 1995, Mr. Kilman owned 1,524,142 ordinary shares of Liraz, which is approximately 30% of the ordinary shares of Liraz. Mr. Kilman may, by reason of his ownership in and relationship with Liraz, be deemed to share voting power and dispositive power with respect to the 3,874,002 shares of Common Stock owned in the aggregate by Liraz and therefore may be deemed to be the beneficial owner of such shares.

(3) Liraz Export is a wholly-owned subsidiary of Liraz.

     Mr. Kilman is party to a shareholders agreement (the "Shareholders Agreement") with PEC Israel Economic Corporation ("PEC") and Discount Investment Corporation Ltd. ("DIC"), pursuant to which Mr. Kilman, PEC and DIC have agreed to act together to elect directors of Liraz and for certain other purposes. The Corporation has been advised that each of PEC and DIC beneficially owned approximately 8.9% of the ordinary shares of Liraz as of December 31, 1995. By virtue of the Shareholders Agreement, each party to the Shareholders Agreement may be deemed to own beneficially the ordinary shares of Liraz owned by the other parties. Each party to the Shareholders Agreement disclaims beneficial ownership of the ordinary shares of Liraz.

     IDB Holding Corporation Ltd. ("IDB Holding") owns approximately 71.48% of the outstanding shares of IDB Development Corporation Ltd. ("IDB Development"). IDB Development, in turn, owns approximately 70% of the outstanding PEC common stock and approximately 55% of the outstanding DIC common stock. By reason of IDB Holding's ownership of IDB Development voting securities, IDB Holding may be deemed the beneficial owner of the PEC common stock and DIC common stock held by IDB Development. By reason of their positions with, and control of voting securities of, IDB Holding, Messrs. Raphael Recanati, of Tel Aviv, Israel, and Jacob Recanati, of Haifa, Israel, who are brothers, and Leon Recanati, of Tel Aviv, Israel, and Judith Yovel Recanati, of Herzliya, Israel, who are brother and sister, may each be deemed to share the power to direct the voting and disposition of the outstanding shares of PEC common stock and DIC common stock owned by IDB Development and may each, under existing regulations of the Securities and Exchange Commission, therefore be deemed a beneficial owner of these shares. Leon Recanati and Judith Yovel Recanati are the nephew and niece of Raphael and Jacob Recanati. Companies the Recanati family controls hold approximately 52.4% of the outstanding ordinary shares of IDB Holding.


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     The Corporation has been advised that, as of December 31, 1995, Mr. Zeev
Yannai owned 854,142 ordinary shares of Liraz, which is approximately 16% of the ordinary shares of Liraz.

     Messrs. Kilman and Yannai are parties to an agreement that grants Mr. Kilman the right to vote Mr. Yannai's shares in Liraz until November 1996. By virtue of this agreement, Mr. Kilman may be deemed to own beneficially the ordinary shares of Liraz owned by Mr. Yannai, but Mr. Kilman disclaims beneficial ownership of those shares.

     Mr. Yannai may, by reason of his ownership in Liraz, be deemed to share voting power and dispositive power with respect to the 3,874,002 shares of Common Stock owned in the aggregate by Liraz and therefore may be deemed to be the beneficial owner of those shares.

     Except as noted above, the Corporation believes the beneficial owners referred to above have sole voting and investment power regarding the shares of Common Stock shown as being beneficially owned by them.

Beneficial Ownership of Directors and Management

     The table below sets forth the beneficial ownership of the Common Stock as of September 1, 1996 (i) by each director, (ii) by the Chief Executive Officer of the Corporation and each executive officer whose salary and bonus exceeded $100,000 in 1995 and (iii) by all directors and executive officers as a group.

                                                       Amount and
                                                       Nature of
                                                       Beneficial
                                                      Ownership of      Percent
Name                 Position                         Common Stock     of Class

Arie Kilman          President, Chief                         -(1)         *
                     Executive Officer
                     and Director

Robert R. MacDonald  Chairman of the Board              182,740(2)      3.0%

Samuel Somech        Vice President                     235,606(3)      3.8%
                     and Director

Theodore Fine        Director                           136,014(4)      2.2%

Frank J. Klein       Director                                 -(5)         -


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Lenny Recanati       Director                                 -(6)         -

All directors and                                       555,929(1)-(7)  9.0%
executive officers of
the Corporation as a
group (7 persons)

- ----------

* Less than 1% of the outstanding Common Stock.

(1) Excludes an aggregate of 3,874,002 shares owned by Liraz, which may be deemed beneficially owned by Mr. Kilman as a result of his position as president and chairman of the board of Liraz and owner of approximately 30% of Liraz. See "Principal Shareholders."

(2) Includes 117,347 shares subject to stock options exercisable within 60 days.

(3) Includes 88,902 shares subject to stock options exercisable within 60 days; excludes 88,902 shares subject to stock options not exercisable within 60 days.

(4) Includes 44,451 shares subject to stock options exercisable within 60 days; excludes 44,451 shares subject to stock options not exercisable within 60 days.

(5) Excludes an aggregate of 3,874,002 shares owned by Liraz, which may be deemed beneficially owned by Mr. Klein as a result of his position as an executive officer of PEC, which owns approximately 8.9% of Liraz. See "Principal Shareholders." Excludes 500 shares owned by Mr. Klein's son, for which Mr. Klein disclaims beneficial ownership.

(6) Excludes an aggregate of 3,874,002 shares owned by Liraz, which may be deemed beneficially owned by Mr. Recanati as a result of his position as an executive officer of DIC, which owns approximately 8.9% of Liraz. See "Principal Shareholders."

(7) Includes 1,569 shares subject to stock options exercisable within 60 days.

     Except as noted above, the Corporation believes the beneficial owners referred to above have sole voting and investment power regarding the shares of Common Stock shown as being beneficially owned by them.

                         AMENDMENT OF THE CORPORATION'S
                          CERTIFICATE OF INCORPORATION

     The board of directors has determined that it is advisable to change the Corporation's name to Level 8 Systems, Inc., and has voted to recommend that the shareholders adopt an amendment to the Corporation's certificate of incorporation effecting the proposed name change.

     The board of directors believes it is in the best interest of the Corporation to be identified with the transactional messaging middleware and distributed object technology businesses the Corporation conducts through its subsidiary, Level 8 Systems, Inc. ("Level 8"). Upon amendment of the Corporation's certificate of incorporation, the Corporation will cause Level 8 to change its name to Level 8 Technologies, Inc.

     Approval of the amendment requires an affirmative vote of a majority of the outstanding shares of Common Stock. Liraz has indicated it intends to vote all its shares of Common Stock for approval of the amendment. Accordingly, approval of the amendment is assured.

     The board of directors recommends a vote FOR the approval of the amendment to the Corporation's certificate of incorporation.

                              SHAREHOLDER PROPOSALS

     Shareholders of the Corporation wishing to include proposals in the proxy material for the annual meeting of the Corporation to be held in 1997 must submit the proposals in writing so that they are received at the executive offices of the Corporation on or before December 5, 1996. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

                                    By Order of the Board of Directors,


                                    Robert R. MacDonald
                                    Chairman of the Board

September 11, 1996


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